UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2013

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                  REGULATION FD DISCLOSURE

On December 13, 2013, Simon Property Group, Inc. (“Simon Property” or the “Company”) announced that it plans to pursue a spin-off of all of its strip center business and its smaller enclosed malls into an independent, internally managed, publicly traded REIT (“SpinCo”).  The spin-off will be effectuated through a pro rata special distribution of all of the outstanding common shares of SpinCo to holders of Simon Property common stock as of the distribution record date, and is expected to qualify as tax-free for U.S. federal income tax purposes.

The transaction is subject to certain conditions, including a declaration by the U.S. Securities and Exchange Commission that SpinCo’s registration statement is effective, filing and approval of SpinCo’s listing application, customary third party consents, and formal approval and declaration of the distribution by Simon Property’s Board of Directors.  Simon Property may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change the terms thereof.

Simon Property will conduct a conference call at 9:00 a.m., ET on December 13, 2013 to discuss the transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1                        Simon Property Group, Inc., Press Release, dated December 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2013

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1                        Simon Property Group, Inc., Press Release, dated December 13, 2013